As filed with the Securities and Exchange Commission on January, 4, 2007

Registration No. 333-_____
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UnderThe Securities Act of l933

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

(Exact name of issuer as specified in its charter)

Nevada (State of Incorporation)	91-1922863 (IRS Employer Identification No.)

615 Discovery Street Victoria, British Columbia, CANADA (Address of Principal Executive Offices)	V8T 5G4 (Zip Code)

Stock Option Plans
(Full Title of Plan)

Flexible Solutions International, Inc.
615 Discovery Street
Victoria, British Columbia
CANADA V8T 5G4
(Name and address of agent for service)

(250) 477-9969
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

William T. Hart, Esq.
Hart & Trinen
l624 Washington Street
Denver, Colorado 80203
(303) 839-0061

CALCULATION OF REGISTRATION FEE
Title of securities Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock issuable	100,000	$2.76	$276,000
upon exercise of stock options	107,000	$3.00	321,000
	221,000	$3.25	718,250
	5,000	$3.50	17,500
	5,000	$3.58	17,900
	47,000	$3.60	169,200
	30,000	$3.60	108,000
	5,000	$3.60	18,000
	5,000	$3.85	19,250
	8,000	$3.92	31,360
	25,000	$4.25	106,250
	5,000	$4.25	21,250
	2,000	$4.25	8,500
	25,000	$4.25	106,250
	12,000	$4.30	51,600
	20,000	$4.40	88,000
	10,000	$4.50	45,000
	20,000	$4.55	91,000
	652,000		$2,214,310	$237.00

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable upon the exercise of stock options in the event of dividends, stock splits, recapitalizations or other changes in the Company’s common stock.

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
Cross Reference Sheet Required Pursuant to Rule 404

PART I
INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item No.	Form S-8 Caption	Caption in Prospectus

1.	Plan Information

	(a) General Plan Information	Stock Option Plans

	(b) Securities to be Offered	Stock Option Plans

	(c) Employees who may Participate in the Plan	Stock Option Plans

	(d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered	Stock Option Plans

	(e) Resale Restrictions	Resale of Shares by Affiliates

	(f) Tax Effects of Plan Participation	Stock Option Plans

	(g) Investment of Funds	Not Applicable.

	(h) Withdrawal from the Plan; Assignment of Interest	Other Information Regarding the Plans

	(i) Forfeitures and Penalties	Other Information Regarding the Plans

	(j) Charges and Deductions and Liens Therefore	Other Information Regarding the Plans

2.	Registrant Information and Employee Plan Annual Information	Available Information, Documents Incorporated by Reference

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3 - Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: report on Form 10-KSB for the year ended December 31, 2005, report on Form 10-QSB for the quarter ended September 30, 2006, proxy statement relating to the Company’s June 15, 2006 Annual Meeting of shareholders and the Company’s prospectus filed pursuant to Rule 424(b) on May 31, 2006. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

The Company’s common stock is described in the Company’s registration statement on Form 10-SB, which is also incorporated by reference.

Item 4 - Description of Securities

Not required.

Item 5 - Interests of Named Experts and Counsel

Not Applicable.

Item 6 - Indemnification of Directors and Officers

The Bylaws of the Company provide in substance that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Nevada; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption for Registration Claimed

Not applicable.

Item 8 - Exhibits

4 - Instruments Defining Rights of Security Holders

(a) - Common Stock
Incorporated by reference to exhibit 3.1 filed as part of the Company’s Registration Statement on Form 10-SB and to exhibit 3.2 filed as part of the Company’s registration statement on Form S-3/A (File No. 333-124751).

(b) -Form of Stock Option Plan	_________________________________

5 - Opinion Regarding Legality	_________________________________

l5 - Letter Regarding Unaudited Interim Financial Information	None

23 - Consent of Independent Public Accountants and Attorneys	__________________________________

24 - Power of Attorney	Included in the signature page of this Registration Statement

99 - Additional Exhibits (Re-Offer Prospectus)	__________________________________

Item 9 - Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

(2)
That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Daniel B. O’Brien, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Victoria, British Columbia, on December 29, 2006.
FLEXIBLE SOLUTIONS INTERNATIONAL, INC. By: /s/ Daniel B. O’Brien Daniel B. O’Brien, President, Principal Accounting Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel B. O’Brien Daniel B. O’Brien	Director	December 29, 2006
/s/ John H. Bientjes John H. Bientjes	Director	December 29, 2006
/s/ Robert N. O’Brien, M.D. Dr. Robert N. O’Brien	Director	December 29, 2006
/s/ Dale Friend Dale Friend	Director	December 29, 2006
/s/ Eric Hodges Eric Hodges	Director	December 29, 2006

Flexible Solutions Form S-8 12-18-06

FORM S-8

Flexible Solutions International, Inc.
615 Discovery Street
Victoria, British Columbia
Canada V8T 5G4

EXHIBITS

Exhibits

4 - Instruments Defining Rights of Security Holders

(a) - Common Stock
Incorporated by reference to exhibit 3.1 filed as part of the Company’s Registration Statement on Form 10-SB and to exhibit 3.2 filed as part of the Company’s registration statement on Form S-3/A (File No. 333-124751).

(b) -Form of Stock Option Plan	_________________________________

5 - Opinion Regarding Legality	_________________________________

l5 - Letter Regarding Unaudited Interim Financial Information	None

23 - Consent of Independent Public Accountants and Attorneys	__________________________________

24 - Power of Attorney	Included in the signature page of this Registration Statement

99 - Additional Exhibits (Re-Offer Prospectus)	__________________________________